UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933
Date of Report (Date of earliest event reported):  September 22, 2016

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595

(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (925) 935-3840
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 22, 2016, Tahoe Stateline Venture, LLC, a California limited liability company ("TSV") that is wholly-owned by Owens Realty Mortgage, Inc. (the "Company"), entered into a Land and Entitlement Purchase Agreement, (the "Purchase Agreement") with Jianping Pan, Kawana Holdings LLC and/or its nominee (the "Buyer"). Pursuant to the Purchase Agreement, TSV has agreed to sell to Buyer the approximately 8.0 acres of land and entitlements, including related parking and garage structures, owned by TSV in South Lake Tahoe, California, commonly known as The Chateau at the Village as further described in the Purchase Agreement (the "Property") for a total of $42.5 million, net of seller's credit which includes sales commissions (the "Purchase Price").  The Property to be sold does not include the existing retail buildings and improvements.

The Purchase Agreement includes customary representations and indemnification provisions. The closing (the "Closing") of the transaction is subject to a number of conditions including among others: the Buyer's satisfactory completion of due diligence, and the approval prior to Closing by the responsible agency for the City of South Lake Tahoe, California of a tentative map (the "Map"). The Map must be acceptable to both TSV and Buyer and will include a legal description of the "air rights" for units above the current retail at the Chateau at the Village that is being retained by TSV. The Closing of the transaction is expected to occur on the earlier of March 31, 2017 or within seven business days after approval of the Map by the responsible agency, but there can be no assurance if or when the sale of the TSV Property will be consummated.

Buyer has paid an initial deposit into escrow of $500,000 ("Initial Deposit").  An additional $12.5 million is to be deposited into escrow by Buyer on or before November 18, 2016 and paid to TSV along with the Initial Deposit at the Closing, provided that from this cash amount TSV will credit the Buyer $3,000,000 for expenses. The additional $32.5 million of Purchase Price to be paid at Closing will be seller financing in the form of a note (the "Note") to TSV from Buyer secured by a Deed of Trust on the Property and bearing interest at 0.75% per annum.  All principal and interest on the Note will be due on the earlier of March 31, 2017 or six months from the date of the Closing.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of a press release announcing the entry into the Purchase Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Forward-Looking Statements
This Current Report (including information included or incorporated by reference herein) contains "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description
99.1	Land and Entitlement Purchase Agreement, dated as of September 22, 2016, among Tahoe Stateline Ventures, LLC and Jianping Pan, Kawana Holdings, LLC.
99.2	Press Release dated September 27, 2016.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated: September 27, 2016                              By: /s/ Bryan H. Draper
Name:  Bryan H. Draper
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Land and Entitlement Purchase Agreement, dated as of September 22, 2016, among Tahoe Stateline Ventures, LLC and Jianping Pan, Kawana Holdings, LLC.
99.2	Press Release dated September 27, 2016.